UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2011

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

CardioNet, Inc. (the “Company”) today announced that it has reached a preliminary agreement to settle the West Palm Beach Police Pension Fund putative class action litigation filed in California Superior Court, San Diego County, which asserted claims against the Company for violations of Sections 11, 12 and 15 of the Securities Act of 1933, and is more fully described in the Company’s Quarterly Report on Form 10-Q for the third quarter and nine months ended September 30, 2011.  The preliminary agreement must be documented and is subject to certain conditions, including court approval of a final settlement agreement.  The parties intend to file a stipulation of settlement and joint motion for preliminary approval promptly.  Under the terms of the preliminary agreement, in consideration for the settlement and release of all defendants, the amount of $7.25 million will be paid by or on behalf of the defendants (of which management expects approximately $6 million will be covered by insurance).

Item 9.01		Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release, dated December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

By:	/s/ Peter Ferola

	Name:	Peter Ferola
	Title:	Senior Vice President and General Counsel